UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2012

AFFYMAX, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33213	77-0579396
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

4001 Miranda Avenue
Palo Alto, California 94304
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 812 -8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.01. Entry into a Material Definitive Agreement.

On February 24, 2012, Affymax, Inc. (the “Company”) entered into a Co-Promotion Agreement (the “Co-Promotion Agreement”) with Takeda Pharmaceuticals U.S.A., Inc. (“TPUSA”) (collectively, the “Parties”) as contemplated by Section 5.7 of the Collaboration and License Agreement, dated June 27, 2006, as amended from time to time  (the “Collaboration Agreement”) in connection with the U.S. commercialization of peginesatide.

The Co-Promotion Agreement further specifies and formalizes terms and conditions relating to the joint U.S. commercialization activities including a corporate governance structure and division of roles and responsibilities between the Parties including deployment of resources. The Company shall deploy the sales and medical affairs field force, but share marketing, account management and payer reimbursement related activities with Takeda.

Consistent with the terms of the Collaboration Agreement, TPUSA retains final decision making authority with respect to terms related to pricing and contracting and responsibility for distribution activities.  In addition, as the Parties split profits 50/50 in the U.S. pursuant to the Collaboration Agreement, the Co-Promotion Agreement provides further detail relating to the treatment of FTE expenses used to calculate eligible commercial expenses incurred by the Parties thereunder.  The Co-Promotion Agreement also includes terms addressing performance standards, training, legal compliance, dispute resolution and other customary provisions, including termination.

The Co-Promotion Agreement terminates automatically with the termination of the Collaboration Agreement.  In addition, the Co-Promotion Agreement may be terminated for material breach by the non-breaching Party in which case the non-breaching party assumes certain co-promotion rights and responsibilities of the breaching party, including certain corporate governance responsibilities, and, to the extent applicable, deployment of the field force. A material breach of the Co-Promotion Agreement shall not, in of itself, be deemed to be a material breach of the Collaboration Agreement, unless such material breach results from intentional, willful or grossly negligent acts or omissions of the breaching Party, or in the case of TPUSA, a systemic and material breach of its co-promotion obligations, or a material breach of its pricing, contracting or distribution activities.

The foregoing summary of material terms is qualified in its entirety by reference to the Co-Promotion Agreement, which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012, portions of which will be subject to a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Item 8.01. Other Events.

On February 27, 2012, the Company announced that it will receive a $5 million development milestone payment from Takeda Pharmaceutical Company as part of the companies’ exclusive global agreement to develop and commercialize peginesatide.  The milestone is triggered by the European Medicines Agency (EMA) acceptance of the Marketing Authorization Application (MAA) for the investigational compound peginesatide for the treatment of anemia associated with chronic kidney disease (CKD) in adult patients on dialysis.  A press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d)                     Exhibits:

Exhibit No.	Description
99.1	Press Release entitled “Affymax to receive $5 Million Milestone Payment for Acceptance of European Marketing Authorization Application for Peginesatide,” dated February 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMAX, INC .

Dated: February 27, 2012	By:	/s/ Grace U. Shin
Grace U. Shin General Counsel

Exhibit No.	Description
99.1	Press Release entitled “Affymax to receive $5 Million Milestone Payment for Acceptance of European Marketing Authorization Application for Peginesatide,” dated February 27, 2012